As filed with the Securities and Exchange Commission on December 16, 2021

Registration No. 333-261110

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Minim, Inc.

(Exact name of registrant as specified in its charter)

Delaware	04-2621506
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Minim, Inc.

848 Elm Street

Manchester, New Hampshire, 03101

(833) 966-4646

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Minim, Inc. Omnibus Incentive Compensation Plan

Minim, Inc. Non-Employee Directors Compensation Plan

(Full title of the plans)

Sean Doherty

Chief Financial Officer

Minim, Inc.

848 Elm Street

Manchester, New Hampshire, 03101

(833) 966-4646

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Richard F. Langan, Jr., Esq.

Pierce Haesung Han, Esq.

Nixon Peabody LLP
55 West 46th Street

New York, NY 10036-4120

(212) 940-3000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (Registration No. 333-261110) previously filed with the SEC on November 16, 2021 (the “Registration Statement”) is being filed solely for the purpose of filing Exhibit 24.1 thereto, which was inadvertently omitted when the Registration Statement was filed. All other portions of the Registration Statement, as previously filed, remain unchanged.

Item 8.	Exhibits.

Exhibit No.	Exhibit Description
4.1	Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form 10, filed on September 4, 2009).

4.2	Certificate of Amendment to Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed by the Company on November 18, 2015).

4.3	Certificate of Amendment to Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed by the Company on July 30, 2019).

4.4	Certificate of Designation of Series A Junior Participating Preferred Stock (incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K filed by the Company on November 18, 2015).

4.5	Certificate of Amendment to Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed by the Company on June 4, 2021).

4.6	Certificate of Amendment to Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K filed by the Company on June 4, 2021).

4.7	Certificate of Correction of Minim, Inc. (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K/A filed by the Company on June 30, 2021).

4.8	Certificate of Amendment to Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Form 8-K filed by the Company on July 23, 2021).

4.9	Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.1 to the Form 8-K filed by the Company on June 30, 2021).

5.1**	Opinion of Nixon Peabody LLP.

23.1**	Consent of Marcum LLP.

23.2**	Consent of Nixon Peabody LLP (included in Exhibit 5.1).

24.1*	Powers of Attorney.

99.1	Minim, Inc. Omnibus Incentive Compensation Plan (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed by the Company on November 16, 2021).

99.2	Minim, Inc. Non-Employee Directors Compensation Plan (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed by the Company on November 16, 2021).

99.3	Form of Executive Officer Restricted Stock Unit Award Agreement (incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K filed by the Company on November 16, 2021).

99.4	Form of Director Restricted Stock Unit Award Agreement (incorporated by reference to Exhibit 10.4 to the Current Report on Form 8-K filed by the Company on November 16, 2021).

*Filed herewith.

**Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in city of Manchester, New Hampshire, on December 16, 2021.

MINIM, INC.
(Registrant)

By:	/s/ Sean Doherty
Name:	Sean Doherty
Title:	Chief Financial Officer

Pursuant to the requirements of the Securities Act, the following persons have signed this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 in the capacities and on the date(s) indicated.

Signature	Title	Date

*	Chief Executive Officer and Director	December 16, 2021
Graham Chynoweth	(Principal Executive Officer)

/s/ Sean Doherty	Chief Financial Officer	December 16, 2021
Sean Doherty	(Principal Financial Officer and Principal Accounting Officer)

*	Chairman of the Board	December 16, 2021
Jeremy Hitchcock

*	Director	December 16, 2021
David Aronoff

*	Director	December 16, 2021
Dan Artusi

*	Director	December 16, 2021
Philip Frank

*	Director	December 16, 2021
Elizabeth Hitchcock

*	Director	December 16, 2021
Joshua Horowitz

*	Director	December 16, 2021
Sandra Howe

*By:	/s/ Sean Doherty
Name:	Sean Doherty
Title:	Attorney-in-Fact